Exhibit 99.1

Veracyte Announces Fourth Quarter and Full Year 2024 Financial Results

Grew fourth quarter total revenue to $118.6 million, an increase of 21%
Grew fourth quarter testing revenue to $112.2 million, an increase of 24%

Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 24, 2025 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the fourth quarter and full year ended December 31, 2024.

“I’m incredibly proud of what our team accomplished in 2024,” said Marc Stapley, Veracyte’s chief executive officer. “We ended the year with exceptional performance, delivering record revenue in Q4 and achieving our 10th consecutive quarter of 20% or greater testing revenue growth. Looking ahead to 2025, we see significant opportunities for Decipher and Afirma to impact more patients and drive growth for Veracyte. We are focused on moving forward with our exciting portfolio of strategic growth drivers while maintaining the financial discipline that has been core to our success.”

Key Fourth Quarter 2024 Financial Highlights
For the three-month period ended December 31, 2024, as compared to the same period in 2023:
•Increased total revenue by 21% to $118.6 million and testing revenue by 24% to $112.2 million.
•Increased total volume by 22% to 41,271 tests and testing volume by 25% to 39,107 tests.
•Grew Decipher revenue by 44% and Afirma revenue by 4%.
•Grew Decipher volume by 45% to more than 22,400 tests and Afirma volume by 8% to more than 16,300 tests.
•Increased net income to $5.1 million, or 4.3% of revenue, and delivered adjusted EBITDA of $26.1 million, or 22.0% of revenue.
•Generated $24.5 million of cash from operations.

Key Full Year 2024 Financial Highlights
For the twelve-month period ended December 31, 2024, as compared to the same period in 2023:
•Increased total revenue by 23% to $445.8 million and testing revenue by 28% to $419.0 million.
•Increased total volume by 20% to 152,750 tests and testing volume by 23% to 142,925 tests.
•Grew Decipher revenue by 43% and Afirma revenue by 14%.
•Grew Decipher volume by 36% to more than 80,000 tests and Afirma volume by 12% to more than 60,000 tests.
•Increased net income to $24.1 million, or 5.4% of revenue, and delivered adjusted EBITDA of $91.9 million, or 20.6% of revenue.
•Generated $75.1 million of cash from operations to end the year with $289.4 million of cash, cash equivalents and short-term investments.

Key Business Highlights

•Through Level I evidence for the 22-Gene Genomic Classifier (GC) (Decipher), secured its position as the only gene expression test included in V1.2025 of the NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for Prostate Cancer published in December 2024.1
•Received approval from Molecular Diagnostic Services Program (MolDx) for the technical assessment submission for Decipher for use in the metastatic population.
•Announced 17 Decipher-focused abstracts to be presented at the 2025 ASCO GU Symposium demonstrating the power of the Veracyte diagnostics platform and Veracyte's commitment to continued leadership in supporting clinical research around urologic cancers.
•Published our 2024 Environmental, Social and Governance Report.
1    NCCN = National Comprehensive Cancer Network® (NCCN®). Referenced with permission from the NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for Prostate Cancer v.1.2025. © National Comprehensive Cancer Network, Inc. 2024. All rights reserved. Accessed February 12, 2025. To view the most recent and complete version of the guideline, go online to NCCN.org. NCCN makes no warranties of any kind whatsoever regarding their content, use or application and disclaims any responsibility for their application or use in any way.

Fourth Quarter 2024 Financial Results

Total revenue for the fourth quarter of 2024 was $118.6 million, an increase of 21% compared to $98.2 million reported in the fourth quarter of 2023. Testing revenue was $112.2 million, an increase of 24% compared to $90.4 million in the fourth quarter of 2023, driven by the strong performance of our Decipher and Afirma tests. Product revenue was $3.0 million, a decrease of 18% compared to $3.7 million in the fourth quarter of 2023. Biopharmaceutical and other revenue was $3.5 million, a decrease of 17% compared to $4.1 million in the fourth quarter of 2023.

Total gross margin for the fourth quarter of 2024 was 66.4%, compared to 66.0% in the fourth quarter of 2023. Non-GAAP gross margin was 69.3%, compared to 70.6% in the fourth quarter of 2023.

Operating expenses were $74.6 million for the fourth quarter of 2024. Non-GAAP operating expenses were $57.9 million, flat compared to $57.9 million in the fourth quarter of 2023.

Net income for the fourth quarter of 2024 was $5.1 million, an improvement of 118% compared to the fourth quarter of 2023, representing 4.3% of revenue compared to (28.8%) in the same period in 2023. Diluted net earnings per common share was $0.06, an improvement of $0.45 compared to the fourth quarter of 2023. Non-GAAP diluted net earnings per common share was $0.36, an improvement of $0.15 compared to the fourth quarter of 2023. Net cash provided by operating activities in the fourth quarter of 2024 was $24.5 million, an improvement of $9.0 million compared to the same period in 2023.

Adjusted EBITDA for the fourth quarter of 2024 was $26.1 million, an improvement of 76% compared to the fourth quarter of 2023, representing 22.0% of revenue compared to 15.1% of revenue in the same period of 2023.

Full Year 2024 Financial Results

Total revenue for 2024 was $445.8 million, an increase of 23% compared to $361.1 million in 2023. Testing revenue was $419.0 million, an increase of 28% compared to $326.5 million in 2023, driven by the strong performance of our Decipher and Afirma tests. Product revenue was $13.7 million, a decrease of 12% compared to $15.6 million in 2023. Biopharmaceutical and other revenue was $13.2 million, a decrease of 30% compared to $18.9 million in 2023.

Total gross margin for the full year 2024 was 66.9%, compared to 63.6% in 2023. Non-GAAP gross margin was 70.0%, compared to 69.3% in 2023.

Operating expenses were $282.0 million for the full year 2024. Non-GAAP operating expenses grew 7% to $227.6 million compared to $212.5 million in 2023.

Net income for the full year 2024 was $24.1 million, an improvement of 132% compared to 2023, representing 5.4% of revenue compared to (20.6%) in 2023. Diluted net earnings per common share was $0.31, an improvement of $1.33 compared to 2023. Non-GAAP diluted net earnings per common share was $1.19, an improvement of $0.61 compared to 2023. Net cash provided by operating activities in 2024 was $75.1 million, an improvement of $30.9 million compared to 2023.

Adjusted EBITDA for the full year 2024 was $91.9 million, an improvement of 102% compared to 2023, representing 20.6% of revenue compared to 12.6% of revenue in 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Update on Marseille Operations

Veracyte is evaluating its ownership and operations of the company’s French subsidiary, Veracyte SAS, whose business is located in Marseille, France and includes Veracyte’s immune-oncology biopharma business, contract development and manufacturing, and support for Veracyte’s IVD development and manufacturing. Veracyte recently notified Veracyte SAS that, as sole shareholder of Veracyte SAS, it is considering no longer funding the French entity. Accordingly, Veracyte SAS will engage with its works council, as is required by French law, over the next few months.

Seeking external buyer(s) for a potential divestiture of all or part of the French entity’s activities is an option that is actively being explored. Without Veracyte Inc.’s continued funding or identification of a buyer for all or part of the Veracyte SAS assets, Veracyte SAS may be required to begin bankruptcy proceedings following its works council consultation period.

Management will provide further details on this process and its potential impact on Veracyte’s 2025 financial outlook during the conference call this afternoon.

2025 Financial Outlook

The company expects 2025 testing revenue to be in the range of $470 million to $480 million, or 12% to 15% year-over-year growth. Adjusting for the impact of the paused Envisia test, the guidance implies testing revenue growth of 14% to 16%. Given the number of variables impacting its Marseille, France operations, the company is not providing total company revenue guidance at this time and expects to provide its total revenue outlook for 2025 once there is more clarity on the timing and impact of the process underway.

The company also expects adjusted EBITDA as a percentage of revenue in 2025 to be approximately 21.6% compared to 20.6% in 2024.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA as a percentage of revenue to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/8em9yd38. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BId0a04e7e33824346ad0b7e5eb4eb2525.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our Marseille, France operations; 2025 and 2026 financial and operating results; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies and our facilities in France; the impact of foreign currency fluctuations, volatile interest rates, inflation, the new U.S. administration and turmoil in the global banking and finance system; the ongoing conflicts in Russia and Ukraine and in the Middle East and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 29, 2024, and our subsequent Quarterly Reports on Form 10-Q, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income, non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures, as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.”

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Revenue:
Testing revenue	$112,152	$90,385	$418,961	$326,542
Product revenue	3,019	3,665	13,650	15,588
Biopharmaceutical and other revenue	3,461	4,149	13,153	18,921
Total revenue	118,632	98,199	445,764	361,051

Cost of revenue: (1)
Cost of testing revenue	31,645	24,105	114,573	88,913
Cost of product revenue	2,800	1,753	9,110	8,666
Cost of biopharmaceutical and other revenue	2,622	3,518	12,384	15,324
Intangible asset amortization - cost of revenue	2,811	4,035	11,552	18,464
Total cost of revenue	39,878	33,411	147,619	131,367
Gross profit	78,754	64,788	298,145	229,684
Operating expenses: (1)
Research and development	19,290	18,673	69,294	57,305
Selling and marketing	24,824	25,260	95,434	101,490
General and administrative	26,913	23,795	110,610	86,229
Impairment of long-lived assets	2,754	32,039	3,368	68,349
Intangible asset amortization - operating expenses	798	528	3,297	2,106
Total operating expenses	74,579	100,295	282,003	315,479
Income (loss) from operations	4,175	(35,507)	16,142	(85,795)
Other income (loss), net	(732)	5,035	9,602	9,183
Income (loss) before income taxes	3,443	(30,472)	25,744	(76,612)
Income tax provision (benefit)	(1,670)	(2,179)	1,606	(2,208)
Net income (loss)	$5,113	$(28,293)	$24,138	$(74,404)
Earnings (loss) per share:
Basic	$0.07	$(0.39)	$0.32	$(1.02)
Diluted	$0.06	$(0.39)	$0.31	$(1.02)
Shares used to compute earnings (loss) per common share:
Basic	77,608,924	73,107,059	76,484,759	72,644,487
Diluted	79,905,412	73,107,059	78,163,217	72,644,487

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Cost of revenue	$641	$472	$2,319	$1,858
Research and development	1,896	1,495	7,511	5,326
Selling and marketing	1,872	2,498	6,897	9,624
General and administrative	5,220	3,142	19,522	16,681
Total stock-based compensation expense	$9,629	$7,607	$36,249	$33,489

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Net income (loss)	$5,113	$(28,293)	$24,138	$(74,404)
Other comprehensive income (loss):
Change in currency translation adjustments	(14,808)	3,765	(12,072)	7,328

Net comprehensive income (loss)	$(9,695)	$(24,528)	$12,066	$(67,076)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2024	2023
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$239,087	$216,454
Short-term investments	50,354	—
Accounts receivable	46,525	40,378
Supplies and inventory	21,750	16,128
Prepaid expenses and other current assets	14,551	12,661
Total current assets	372,267	285,621
Property, plant and equipment, net	22,953	20,584
Right-of-use assets, operating leases	48,189	10,277
Intangible assets, net	102,301	88,593
Goodwill	745,800	702,984
Restricted cash	1,544	876
Other assets	6,981	5,971
Total assets	$1,300,035	$1,114,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,634	$12,943
Accrued liabilities	43,826	38,427
Current portion of deferred revenue	1,673	2,008
Current portion of acquisition-related contingent consideration	16,981	2,657
Current portion of operating lease liability	7,500	5,105
Current portion of other liabilities	19	101
Total current liabilities	78,633	61,241
Deferred tax liability	1,227	734
Acquisition-related contingent consideration, net of current portion	561	518
Operating lease liability, net of current portion	43,237	7,525
Other liabilities	411	786
Total liabilities	124,069	70,804
Total stockholders' equity	1,175,966	1,044,102
Total liabilities and stockholders’ equity	$1,300,035	$1,114,906

1. The condensed consolidated balance sheet at December 31, 2023 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 29, 2024.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31
	2024	2023
Operating activities
Net income (loss)	$24,138	$(74,404)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,459	27,188
Loss on disposal of property, plant and equipment	202	271
Stock-based compensation	36,249	33,141
Deferred income taxes	(233)	(3,839)
Noncash lease expense	4,955	4,158
Revaluation of acquisition-related contingent consideration	2,167	(5,383)
Impairment loss	3,368	68,349
Effect of foreign currency on operations	2,110	(1,096)
Changes in operating assets and liabilities:
Accounts receivable	(6,405)	3,887
Supplies and inventory	(5,871)	(1,694)
Prepaid expenses and other current assets	(1,296)	(458)
Other assets	(1,576)	(758)
Operating lease liabilities	(5,407)	(4,330)
Accounts payable	(4,305)	(134)
Accrued liabilities and deferred revenue	3,541	(676)
Net cash provided by operating activities	75,096	44,222
Investing activities
Acquisition of C2i, net of cash acquired	5,012	—
Purchase of short-term investments	(50,000)	(19,700)
Proceeds from sale of short-term investments	—	39,773
Proceeds from maturity of short-term investments	—	5,000
Purchases of property, plant and equipment	(11,287)	(9,961)
Net cash (used in) provided by investing activities	(56,275)	15,112
Financing activities
Payment of contingent consideration for acquisition	(4,500)	—
Payment of taxes on vested restricted stock units	(10,589)	(6,741)
Proceeds from the exercise of common stock options and employee stock purchases	19,993	9,578
Net cash provided by financing activities	4,904	2,837
Increase in cash, cash equivalents and restricted cash	23,725	62,171
Effect of foreign currency on cash, cash equivalents and restricted cash	(424)	163
Net increase in cash, cash equivalents and restricted cash	23,301	62,334
Cash, cash equivalents and restricted cash at beginning of period	217,330	154,996
Cash, cash equivalents and restricted cash at end of period	$240,631	$217,330

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	December 31,	December 31,
	2024	2023
Cash and cash equivalents	$239,087	$216,454
Restricted cash	1,544	876
Total cash, cash equivalents and restricted cash	$240,631	$217,330

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$31,645	$24,105	$114,573	$88,913
Stock-based compensation expense	(562)	(392)	(1,973)	(1,441)
Acquisition related expenses (1)	—	—	(60)	(74)
Other adjustments (2)	—	—	(6)	—
Non-GAAP cost of testing revenue	$31,083	$23,713	$112,534	$87,398

GAAP cost of product revenue	$2,800	$1,753	$9,110	$8,666
Stock-based compensation expense	(1)	—	(4)	—
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of product revenue	$2,799	$1,753	$9,106	$8,666

GAAP cost of biopharmaceutical and other revenue	$2,622	$3,518	$12,384	$15,324
Stock-based compensation expense	(78)	(80)	(342)	(417)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$2,544	$3,438	$12,042	$14,907

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$78,754	$64,788	$298,145	$229,684
GAAP Gross Margin	66.4%	66.0%	66.9%	63.6%
Amortization of intangible assets	2,811	4,035	11,552	18,464
Stock-based compensation expense	641	472	2,319	1,858
Acquisition related expenses (1)	—	—	60	74
Other adjustments (2)	—	—	6	—
Non-GAAP Gross Profit	$82,206	$69,295	$312,082	$250,080
Non-GAAP Gross Margin	69.3%	70.6%	70.0%	69.3%

1.Includes transaction-related expenses and post-combination compensation expenses. For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics. For the twelve months ended December 31, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2.For the twelve months ended December 31, 2024, adjustments include expense related to restructuring costs associated with portfolio prioritization.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$19,290	$18,673	$69,294	$57,305
Stock-based compensation expense	(1,896)	(1,495)	(7,511)	(5,326)
Acquisition related expenses (1)	—	—	62	—
Other adjustments (2)	—	—	(271)	—
Non-GAAP research and development	$17,394	$17,178	$61,574	$51,979

GAAP sales and marketing	$24,824	$25,260	$95,434	$101,490
Stock-based compensation expense	(1,872)	(2,498)	(6,897)	(9,624)
Acquisition related expenses (1)	—	—	(124)	(1,366)
Other adjustments (2)	—	—	(1,087)	—
Non-GAAP sales and marketing	$22,952	$22,762	$87,326	$90,500

GAAP general and administrative	$26,913	$23,795	$110,610	$86,229
Stock-based compensation expense	(5,220)	(3,142)	(19,522)	(16,681)
Acquisition related expenses (1)	(928)	(2,718)	(5,862)	447
Other adjustments (2)	(3,196)	—	(6,564)	66
Non-GAAP general and administrative	$17,569	$17,935	$78,662	$70,061

GAAP total operating expenses	$74,579	$100,295	$282,003	$315,479
Amortization of intangible assets	(798)	(528)	(3,297)	(2,106)
Stock-based compensation expense	(8,988)	(7,135)	(33,930)	(31,631)
Acquisition related expenses (1)	(961)	(2,718)	(6,571)	(919)
Other adjustments (2)	(5,917)	(32,039)	(10,643)	(68,283)
Non-GAAP total operating expenses	$57,915	$57,875	$227,562	$212,540

1.Includes transaction-related expenses and post-combination compensation expenses. For the three months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.0 million). For the three months ended December 31, 2023, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($2.6 million) and remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics. For the twelve months ended December 31, 2023, adjustments consist primarily of remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy, post-combination compensation expenses associated with the acquisition of HalioDx and transaction-related expenses associated with the acquisition of C2i Genomics.
2.For the three months ended December 31, 2024, adjustments primarily include expense related to Veracyte SAS site investment review ($3.2 million) and expense related to the impairment charge associated with HalioDx ($2.7 million). For the three months ended December 31, 2023, adjustments include $32.0 million expense related to the impairment charge associated with HalioDx. For the twelve months ended December 31, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment and with portfolio prioritization, expense related to Veracyte SAS site investment review and expense related to the impairment charge associated with HalioDx. For the twelve months ended December 31, 2023, adjustments primarily include $34.9 million expense related to the impairment charge associated with the nCounter license intangible assets, $32.0 million expense related to the impairment charge associated with HalioDx and $1.3 million related to other impairment charges.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$5,113	$(28,293)	$24,138	$(74,404)
GAAP Net Income (Loss) as a % of Revenue	4.3%	(28.8%)	5.4%	(20.6%)
Amortization of intangible assets	3,609	4,563	14,849	20,570
Depreciation expense	2,643	1,773	8,610	6,618
Stock-based compensation expense	9,629	7,607	36,249	33,489
Acquisition related expenses (1)	961	2,718	6,631	993
Other expense (income), net (2)	(1,967)	(3,399)	(11,647)	(7,922)
Other adjustments (3)	7,807	32,039	11,450	68,283
Income tax expense (benefit)	(1,670)	(2,179)	1,606	(2,208)
Adjusted EBITDA	$26,125	$14,829	$91,886	$45,419
Adjusted EBITDA as a % of Revenue	22.0%	15.1%	20.6%	12.6%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$5,113	$(28,293)	$24,138	$(74,404)
Amortization of intangible assets	3,609	4,563	14,849	20,570
Stock-based compensation expense	9,629	7,607	36,249	33,489
Acquisition related expenses (1)	961	2,718	6,631	993
Other adjustments (3)	7,807	32,039	11,450	68,283
Tax adjustments (4)	1,830	(3,387)	(349)	(5,638)
Non-GAAP Net Income	$28,949	$15,247	$92,968	$43,293

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.06	$(0.39)	$0.31	$(1.02)
Amortization of intangible assets	0.05	0.06	0.19	0.28
Stock-based compensation expense	0.12	0.10	0.46	0.46
Acquisition related expenses (1)	0.01	0.04	0.08	0.01
Other adjustments (3)	0.10	0.44	0.15	0.94
Tax adjustments (4)	0.02	(0.05)	—	(0.08)
Rounding and impact of dilutive shares	—	0.01	—	—
Diluted earnings per share, non-GAAP	$0.36	$0.21	$1.19	$0.58

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	79,905,412	73,107,059	78,163,217	72,644,487
Dilutive effect of equity awards (5)	—	1,117,195	—	1,384,916
Diluted, non-GAAP	79,905,412	74,224,254	78,163,217	74,029,403

1.Includes transaction-related expenses and post-combination compensation expenses. For the three months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.0 million). For the three months ended December 31, 2023, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($2.6 million) and remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the twelve months ended December 31, 2024, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics. For the twelve months ended December 31, 2023, adjustments consist primarily of remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy, post-combination compensation expenses associated with the acquisition of HalioDx and transaction-related expenses associated with the acquisition of C2i Genomics.
2.Includes interest income and income related to research tax credits.
3.For the three months ended December 31, 2024, adjustments primarily include the exclusion of unrealized losses associated with foreign exchange impacts on stock-based compensation and intercompany loans ($1.9 million), expense related to Veracyte SAS site investment review ($3.2 million) and expense related to the impairment charge associated with HalioDx ($2.7 million). For the three months ended December 31, 2023, adjustments include $32.0 million expense related to the impairment charge associated with HalioDx. For the twelve months ended December 31, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment and with portfolio prioritization, expense related to Veracyte SAS site investment review, expense related to the impairment charge associated with HalioDx and the exclusion of unrealized losses associated with foreign exchange impacts on stock-based compensation and intercompany loans. For the twelve months ended December 31, 2023, adjustments primarily include $34.9 million expense related to the impairment charge associated with the nCounter license intangible assets, $32.0 million expense related to the impairment charge associated with HalioDx and $1.3 million related to other impairment charges.
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413